Exhibit 99.1

NEW YORK, N.Y., September 6, 2005 -- NYMEX Europe Limited announced that the Financial Services Authority yesterday recognized it as a U.K. investment exchange. The application was filed on April 7.

The Exchange announced last week that will begin trading Brent crude oil futures and options and Northwest Europe gasoil futures on September 12.

Samuel Gaer, chief executive officer of NYMEX Europe, said, "We greatly appreciate the cooperation of the FSA during this process. We look forward to launching open outcry trading in London next week, as our customers have requested." Roy Leighton, chairman of NYMEX Europe, said, "This is the culmination of many months work. We are pleased to work with the Financial Services Authority as we enter into this exciting new venture in London."

# # #

Forward Looking and Cautionary Statements
This press release may contain forward--looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results. Forward--looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward--looking statements. In particular, the forward--looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward--looking statements.